   As filed with the Securities and Exchange Commission on September 1, 2000

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ALPHA MICROSYSTEMS
               (Exact name of issuer as specified in its charter)


         California                                        95-3108178
---------------------------------                      -------------------
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                           2722 SOUTH FAIRVIEW STREET
                          SANTA ANA, CALIFORNIA 92704
              (Address of Principal Executive Offices) (Zip Code)

                               ALPHA MICROSYSTEMS
                  1998 STOCK OPTION AND AWARD PLAN, AS AMENDED
                            (Full title of the plan)

                        NATIONAL REGISTERED AGENTS, INC.
                          2030 MAIN STREET, SUITE 1030
                            IRVINE, CALIFORNIA 92614
                    (Name and address of agent for service)

                                 (949) 955-9585
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            GREGORY W. PRESTON, ESQ.
                            MATTHEW A. SUMROW, ESQ.
                    ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                          1900 MAIN STREET, 5TH FLOOR
                         IRVINE, CALIFORNIA 92614-7321
                                 (949) 553-1313

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
     Title of Each
        Class Of                                    Proposed Maximum       Proposed Maximum
       Securities             Amount To Be         Offering Price Per     Aggregate Offering          Amount Of
    To Be Registered           Registered                Unit*                  Price*            Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock (No Par         700,000 shares              $4.13                $2,891,000               $763.22
value)
----------------------------------------------------------------------------------------------------------------------

(*) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee for the additional 700,000 shares of common stock registered hereby, and such fee is based upon the average of the high and low sale prices of Alpha Microsystems' common stock on August 24, 2000.

        Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the 1998 Stock Option and Award Plan, as amended, listed above.

================================================================================

                                EXPLANATORY NOTE

        The 1998 Stock Option and Award Plan (the "Plan"), as amended, of Alpha Microsystems, a California corporation (the "Registrant") authorizes the issuance of a maximum of 3,200,000 shares of Common Stock. 2,500,000 of the shares of Common Stock authorized under the Plan, as amended, have already been registered pursuant to a Registration Statement, File No. 333-82919, on Form S-8. Thus, the additional 700,000 shares authorized under the Plan are being registered in this Registration Statement pursuant to Section E of the General Instructions on Form S-8.

                                     PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by the Registrant, with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference and made a part hereof:

             - On July 15, 1999, the Registrant filed a Registration Statement, File No. 333-82919 on Form S-8 (the "Earlier Registration Statement"). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Earlier Registration Statement.

             - Quarterly report on Form 10-Q for the quarter ended March 31, 2000; quarterly report on Form 10-Q for the quarter ended June 30, 2000 (as amended by Form 10-Q/A filed on August 18, 2000);

             - Annual report on Form 10-K for the fiscal year ended December 31, 1999 (as amended by Form 10-K/A filed on April 28, 2000); and

             - Current report on Form 8-K dated January 14, 2000; current report on Form 8-K dated February 15, 2000 (as amended by Form 8-K/A filed on March 13, 2000), and current report on Form 8-K dated April 3, 2000.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by this reference.

                            [Signature page follows.]



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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 28th day of August, 2000.

                                       Alpha Microsystems,
                                       a California corporation


                                       By: /s/ Douglas J. Tullio
                                       --------------------------------------
                                       Douglas J. Tullio
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each individual whose signature appears below constitutes and appoints Douglas J. Tullio and Robert O. Riiska, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       TITLE                                      DATE
                 ---------                                       -----                                      ----
/s/ Douglas J. Tullio                            President and Chief Executive Officer                August 28, 2000
----------------------------------------             (Principal Executive Officer)
    Douglas J. Tullio

/s/ Robert O. Riiska                                    Chief Financial Officer                       August 24, 2000
----------------------------------------     (Principal Financial and Accounting Officer)
    Robert O. Riiska

/s/ Benjamin P. Giess                                          Director                               August 28, 2000
----------------------------------------
    Benjamin P. Giess

/s/ Rockell N. Hankin                                          Director                               August 24, 2000
----------------------------------------
    Rockell N. Hankin

/s/ Richard E. Mahmarian                                       Director                               August 24, 2000
----------------------------------------
    Richard E. Mahmarian

/s/ Clarke E. Reynolds                                         Director                               August 28, 2000
----------------------------------------
    Clarke E. Reynolds

/s/ Tracey L. Rudd                                             Director                               August 28, 2000
----------------------------------------
    Tracey L. Rudd

/s/ Sam Yau                                                    Director                               August 28, 2000
----------------------------------------
    Sam Yau



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

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                                DESCRIPTION
 ------                                -----------
   4.1         Certificate of Reduction of Class A Cumulative, Redeemable and
               Exchangeable Preferred Stock, Class B Cumulative, Redeemable and
               Exchangeable Preferred Stock, dated August 25, 1999 (incorporated by reference to Exhibit 3.8 to the Quarterly Report on Form 10-Q
               of Registrant for the quarter ended September 30, 1999)

   4.2         Certificate of Reduction of Class C Cumulative, Redeemable and
               Exchangeable Preferred Stock dated November 18, 1999
               (incorporated herein by reference to Exhibit 3.9 to the Annual
               Report on Form 10-K of Registrant for the year ended December 31,
               1999)

   4.3         Certificate of Determination of Rights and Preferences of Class E
               Cumulative, Redeemable and Exchangeable Preferred Stock
               (incorporated herein by reference as Exhibit A-2 to Exhibit 10.52 of the Quarterly Report on Form 10-Q of Registrant for the quarter ended September 30, 1999)

   5           Opinion of Allen Matkins Leck Gamble & Mallory LLP

   10          Alpha Microsystems 1998 Stock Option and Award Plan, as amended

   23.1 Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of Exhibit 5 hereto)

   23.2        Consent of Ernst & Young LLP

   24          Power of Attorney (included at page 3 of the Registration
               Statement)


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